DNB Financial Corporation
4 Brandywine Avenue
Downingtown, PA  19335

Executive Offices	Tel 484.359.3151	Fax 484.359.3176	www.dnbfirst.com

August 17, 2015

Dear Colleagues:

I want to share with you the news that I was recently diagnosed with non-Hodgkin's lymphoma, a form of cancer that is highly treatable and curable.

My physicians have told me that during the course of my treatments, which I've recently begun, I can expect to maintain a regular presence in the office and continue to actively lead the management of our bank. When treatment does require my absence, I have complete confidence in the ability of our strong and experienced executive leadership team to direct our day-to-day operations. I also have confidence in each of you to carry on, doing your very best on behalf of our customers and shareholders.

Our Board of Directors is fully supportive of our team's approach during the period of my treatment and, as appropriate, I will keep you informed of my progress.

Thank you all very much for your kind thoughts and prayers, which are of more comfort to me than you realize.

Sincerely,

William S. Latoff
Chairman & CEO